   As filed with the Securities and Exchange Commission on November 4, 1996

                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             ---------------------
                            FIRST DATA CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                    47-0731996
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                     7374
           (Primary Standard Industrial Classification Code Number)

                             401 Hackensack Avenue
                         Hackensack, New Jersey 07601
                                (201) 525-4702
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                David P. Bailis
                                General Counsel
                            First Data Corporation
                            2121 North 117th Avenue
                            Omaha, Nebraska  68164
                                (402) 498-2170
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                  Copies to:

             Jim L. Kaput                          Thomas A. Rossi
           Sidley & Austin                    Associate General Counsel
       One First National Plaza                 First Data Corporation
       Chicago, Illinois 60603                 2121 North 117TH Avenue
                                                Omaha, Nebraska  68164

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following the box. [ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                                 Proposed              Proposed
 Class of Securities       Amount to be       Maximum Offering     Maximum Aggregate       Amount of
  to be Registered        Registered(1)      Price Per Share(2)    Offering Price(2)    Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock           10,000,000 shares          $39.85               $398,500,000          $120,758
($.01  par value)
========================================================================================================

(1) The number of shares reflects a two-for-one stock split payable on November 15, 1996 to stockholders of record as of November 1, 1996. Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices of the Common Stock, $.01 par value, of First Data Corporation, as reported for New York Stock Exchange Composite Transactions on October 31, 1996, pursuant to Rule 457(c) under the Securities Act of 1933. Such average sale price has been adjusted to reflect a two-for-one stock split payable on November 15, 1996 to stockholders of record as of November 1, 1996.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

              ------------------------------------------

                             Subject to Completion,
                             Dated November 4, 1996

     PROSPECTUS

     [LOGO]                   10,000,000 SHARES

                            FIRST DATA CORPORATION

                                 COMMON STOCK

               This Prospectus relates to 10,000,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by First Data Corporation (the "Company") from time to time in connection with the acquisition of businesses or properties by the Company or its subsidiaries. The consideration for such acquisitions will consist of shares of Common Stock, cash, notes or other evidence of indebtedness, guarantees, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company's representatives and the owners or controlling persons of the businesses or properties to be acquired. In addition, the Company may lease property from and enter into employment, management or consulting agreements and non-competition agreements with the former owners and key executive personnel of the businesses or properties to be acquired.

               It is anticipated that number of shares of Common Stock issued in any such acquisition will be determined based upon a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, at or about the time of the closing of such acquisition, or during the period or periods prior to delivery of the shares.

               The Company's Common Stock is listed and traded on the New York Stock Exchange under the symbol "FDC."


                      __________________________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                 THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      __________________________________


               The date of this Prospectus is __________, 1996.

               The Company does not expect to pay any underwriting discounts or commissions in connection with the offering or issuance of shares of Common Stock covered by this Prospectus, although brokers' fees or commissions may be paid in connection with a specific acquisition.

               NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY OR THEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF, OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington D.C. 20549. On May 6, 1996, the Company became subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission on and after May 6, 1996 have been or will be filed electronically. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at (http://www.sec.gov.).

               The Common Stock is listed and traded on the New York Stock Exchange and such reports, proxy statements and other information concerning the Company can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

               (a) the Company's Annual Report on Form 10-K for the year ended
                   December 31, 1995;

               (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

               (c) the Current Report of the Company on Form 8-K dated January
                   30, 1996; and

               (d) the registration statement of the Company on Form 8-A, dated
                   March 24, 1992.

               All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified and superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

               THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) MAY BE OBTAINED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, FROM THE COMPANY, 5660 NEW NORTHSIDE DRIVE, ATLANTA, GEORGIA 30328 (TELEPHONE NUMBER
     (770) 857-7118), ATTENTION: INVESTOR RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.

                                  THE COMPANY

          The Company provides high-quality, high-volume information processing and related services including: transaction card issuer services and merchant processing services, payment instruments, investment processing services, check acceptance and guaranty services, health care administration services, receivables management services, in-store banking services, teleservices and imaging, database and other information management services. The Company's information processing facilities are comprised of integrated networks of computer hardware, proprietary software and other telecommunications and operations systems. The Company has data centers which are capable of servicing a wide range of client groups, enabling it to process transactions for thousands of clients in a rapid and cost effective manner and to take advantage of economies-of-scale when adding new clients. The Company regularly considers acquisition opportunities as well as other forms of business combinations and divestitures. Historically, the Company has been involved in numerous transactions of varying magnitudes, for consideration which has included cash or securities (including Common Stock) or combinations thereof. The Company continues to evaluate and pursue transaction opportunities as they arise. No assurance can be given with respect to the timing, likelihood or the financial or business effect of any possible transaction.


                                 THE OFFERING

          The securities of the Company which may be offered from time to time by this Prospectus consist of up to 10,000,000 shares of Common Stock which the Company proposes to issue in connection with the acquisition of businesses or properties. The Company proposes to issue such shares in a continuous program of acquisitions by the Company and its subsidiaries. The Common Stock to be issued hereunder will be freely transferable under the Securities Act, except for shares of Common Stock issued in connection with an acquisition to any person deemed to be an affiliate of an acquired business or property for purposes of Rule 145 under the Securities Act at the time of any such acquisition.

          Generally, such affiliates may not sell their shares of Common Stock acquired in connection with an acquisition except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

          The shares of Common Stock that may be offered by this Prospectus will ordinarily be issued as consideration paid by the Company upon the acquisition of one or more businesses or properties. The consideration for acquisitions will consist of shares of Common Stock, cash, notes or other evidence of indebtedness, guarantees, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or properties to be acquired. In addition, the Company may lease property from and enter into employment, management or consulting agreements and non-competition agreements with the former owners and key executive personnel of the businesses or properties to be acquired.

          It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, at or about the time of the closing of such acquisition, or during the period or periods prior to delivery of the shares. Other than the businesses or properties acquired, there will be no proceeds to the Company from such transactions.

                           DESCRIPTION OF SECURITIES

               As of the date of this Prospectus, the Company's authorized capital stock consists of 600,000,000 shares of Common Stock, $.01 par value and 10,000,000 shares of Preferred Stock, $1.00 par value. As of September 30, 1996, approximately 224,020,000 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are currently outstanding. The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation and to Delaware corporate law. See "Available Information." On September 18, 1996, the Board of Directors of the Company declared a two for-one stock split in the form of a stock dividend payable on November 15, 996 to stockholders of record as of November 1, 1996. Previously reported share data will be doubled and per share data will be halved to retroactively restate for the stock split.


     COMMON STOCK

               Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock and certain dividend limitations contained in the Company's outstanding senior promissory notes. The Company's most recent quarterly cash dividend on its Common Stock was $.03 per share payable on October 5, 1996 to stockholders of record as of October 1, 1996. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.


                                 LEGAL MATTERS

               The legality of the Common Stock offered hereby will be passed upon for the Company by Thomas A. Rossi, Associate General Counsel of the Company. Mr. Rossi is an officer and full-time employee of the Company and owns, and holds options to purchase, shares of Common Stock.


                                    EXPERTS

               The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such report of Ernst & Young LLP, as to the years ended December 31, 1993 and 1994, is based in part on the report of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of such auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firms as experts in accounting and auditing. With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 1996 and 1995 and the three and six-month periods ended June 30, 1996 and 1995, incorporated by reference herein, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provision of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any Prospectus Supplement in connection with any offering contemplated hereby or thereby and, if given or made, such information or representations must not be relied upon as having been authorized. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.


                             --------------------


                               TABLE OF CONTENTS

Available Information......................................................... 2
Incorporation of Certain
  Documents by Reference...................................................... 3
The Company................................................................... 4
The Offering.................................................................. 4
Description of Securities..................................................... 5
Legal Matters................................................................. 5
Experts....................................................................... 5


                            ----------------------



                           [LOGO]  10,000,000 SHARES


                            FIRST DATA CORPORATION


                                 COMMON STOCK



                              -------------------

                                  PROSPECTUS

                              -------------------





                          _________________ ___, 1996

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of
Delaware ("DGCL") permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. In accordance with the DGCL, the Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except to the extent provided by the DGCL (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

          The Amended and Restated Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situation where the Company cannot directly indemnify such officers or directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following documents are filed herewith or incorporated herein by reference. Documents indicated by an asterisk (*) are incorporated herein by reference to the file number indicated.


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

*4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Commission File No. 1-11073, Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)

*4.2 By-laws of the Company (incorporated by reference to Commission File No. 1-11073, Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

   5      Opinion of Thomas A. Rossi

  15 Letter from Ernst & Young LLP re: unaudited interim financial information

23.1      Consent of Ernst & Young LLP

23.2      Consent of Deloitte & Touche LLP

23.3      Consent of Thomas A. Rossi (included in Exhibit 5)

  24 Powers of Attorney (included in the signature page of this Registration Statement)

(b) Financial Statement Schedules have been previously filed as part of the Company's Form 10-K for the year ended December 31, 1995.

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The undersigned registrant undertakes that every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, except to the extent permitted to be filed as a prospectus supplement, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  Insofar as indemnification for liabilities arising under the Securities
     Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to this registration statement would itself qualify for an exemption from
     Section 5 of the Securities Act, absent the existence of other similar (prior or subsequent) transactions.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on October 28, 1996

                                       FIRST DATA CORPORATION



                                       By:    /s/ Henry C. Duques
                                          --------------------------------------
                                                  Henry C. Duques
                                                  Chairman of the Board
                                                  Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints David P. Bailis, Patricia A. Winchell and Thomas A. Rossi, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                          Title                        Date
   /s/ Henry C. Duques
------------------------------      Chairman of the Board and
       Henry C. Duques               Chief Executive Officer          October 28, 1996
                                     Chief Executive Officer
   /s/ Lee Adrean
------------------------------     Executive Vice President and       October 28, 1996
       Lee Adrean                   Chief Financial Officer
                                  (Principal Financial Officer)
   /s/ Richard Macchia
------------------------------    Senior Vice President - Finance     October 28, 1996
       Richard Macchia            (Principal Accounting Officer)

   /s/ Ben Burdetsky
------------------------------             Director                   October 28, 1996
       Ben Burdetsky

 /s/ Courtney F. Jones
----------------------------------        Director              October 28, 1996
     Courtney F. Jones

 /s/ Robert J. Levenson
----------------------------------        Director              October 28, 1996
     Robert J. Levenson

 /s/ James D. Robinson III
----------------------------------        Director              October 28, 1996
     James D. Robinson III

 /s/ Charles T. Russell
----------------------------------        Director              October 28, 1996
     Charles T. Russell

 /s/ Bernard L. Schwartz
----------------------------------        Director              October 28, 1996
     Bernard L. Schwartz

 /s/ Garen K. Staglin
----------------------------------        Director              October 28, 1996
     Garen K. Staglin

                               INDEX TO EXHIBITS
                               ------------------


          The following documents are filed herewith or incorporated herein by reference. Documents indicated by an asterisk (*) are incorporated herein by reference to the file number indicated.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
*4.1      Amended and Restated Certificate of Incorporation of the Company
          (incorporated by reference to Commission File No. 1-11073, Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          September 30, 1995)

*4.2      By-laws of the Company (incorporated by reference to Commission File
          No. 1-11073, Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

 5        Opinion of Thomas A. Rossi

 15 Letter from Ernst & Young LLP re: unaudited interim financial information.

 23.1     Consent of Ernst & Young LLP

 23.2     Consent of Deloitte & Touche LLP

 23.3     Consent of Thomas A. Rossi (included in Exhibit 5)

 24 Powers of Attorney (included in the signature page of this Registration Statement)